Exhibit 10I
COGNEX CORPORATION
First Amendment to
2000 Employee Stock Purchase Plan
     In accordance with the provisions of Section 18 of the Cognex Corporation 2000 Employee Stock Purchase Plan (the “Plan”), the Plan is hereby amended as follows:
1.	Section 2(o) of the Plan is hereby amended by deleting the first sentence thereof in its entirety and substituting therefor the following:

“(o) “Purchase Price” shall mean 95% of the fair market value of a share of Common Stock on the relevant Exercise Date.”

2.	Section 2(k) of the Plan is hereby amended by deleting the text thereof in its entirety and substituting therefor the following:

“(k) “Holding Period” shall mean the three-month period after the Exercise Date during which a Participant may not sell, pledge, or transfer shares of Common Stock purchased under this Plan as described in Section 13.”

3.	This amendment shall be effective for Purchase Periods (as defined in Section 2(n) of the Plan) beginning on and after January 1, 2006.

4.	Except as herein above provided, the Plan is hereby ratified, confirmed, and approved in all respects.

COGNEX CORPORATION
By:	/s/ Anthony J. Medaglia, Jr.
Anthony J. Medaglia, Jr.
Secretary

Approved by the Board of Directors: April 21, 2005